                                            FILED PURSUANT TO RULE NO. 424(b)(3)
                                            REGISTRATION NO. 333-78575


PROSPECTUS SUPPLEMENT
(To Prospectus dated September 22, 1999)

1,000,000,000 Depositary Receipts
Internet HOLDRs SM Trust


                                     [LOGO]


        This prospectus supplement amends and supplements certain information contained in the prospectus dated September 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by Internet HOLDRs SM Trust.

        The disclosure set forth in the accompanying prospectus on page A-1 with respect to America Online, Inc. shall be supplemented with the following: On October 28, 1999, America Online, Inc., one of the underlying securities of the Internet HOLDRs SM, announced that its board of directors declared a two-for-one stock split on its common stock. On November 22, 1999 shareholders received one additional share for every share they owned of record on November 8, 1999. The stock prices in the table on page A-1 have not been adjusted to account for this stock split.

        The disclosure set forth in the table on page 8 of the accompanying prospectus with respect to America Online, Inc. is amended to reflect that the post-stock split share amount of America Online, Inc. represented by a round-lot of 100 Internet HOLDRs SM is 42.






The date of this prospectus supplement is December 1, 1999.

PROSPECTUS

                    [LOGO] Internet Holders Holding Company

                       1,000,000,000 Depositary Receipts
                           Internet HOLDRs SM Trust

      The Internet HOLDRs SM Trust will issue Depositary Receipts called Internet HOLDRs SM representing your undivided beneficial ownership in the common stock of a group of 20 specified companies that are involved in various segments of the Internet industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Internet HOLDRs in a round-lot amount of 100 Internet HOLDRs or round-lot multiples. Internet HOLDRs are separate from the underlying deposited common stocks that are represented by the Internet HOLDRs. For a list of the names and the number of shares of the companies that make up an Internet HOLDRs, see "Highlights of Internet HOLDRs--The Internet HOLDRs" starting on page 7. Merrill Lynch, Pierce, Fenner & Smith Incorporated has sold 3,766,700 Internet HOLDRs in the initial distribution. The trust will offer to issue the remaining Internet HOLDRs on a continuous basis after the initial distribution.

      Investing in Internet HOLDRs involves significant risks. See "Risk factors" starting on page 4.

      The initial public offering price for a round-lot of 100 Internet HOLDRs equals the sum of the closing market price on September 22, 1999 for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

      Internet HOLDRs are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      Prior to this issuance, there has been no public market for Internet HOLDRs. The Internet HOLDRs have been approved for listing on the American Stock Exchange under the symbol "HHH," subject to official notice of issuance.

                               ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                           Initial
                                                           Price to Underwriting
                                                           Public*      Fee
                                                           -------- ------------
      Per Internet HOLDR.................................. $108.25       2%

     --------
     * Includes underwriting fee.

   For purchases of Internet HOLDRs in excess of 10,000 Internet HOLDRs, the underwriting fee will be 1%.

                               ----------------

                              Merrill Lynch & Co.

                               ----------------

              The date of this prospectus is September 22, 1999.

"HOLDRs" and "HOLding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk factors...............................................................   4
Highlights of Internet HOLDRs..............................................   7
The trust..................................................................  13
Description of Internet HOLDRs.............................................  13
Description of the underlying securities...................................  14
Description of the depositary trust agreement..............................  16
Federal income tax consequences............................................  19
ERISA considerations.......................................................  20
Plan of distribution.......................................................  20
Year 2000..................................................................  21
Legal matters..............................................................  22
Where you can find more information........................................  22

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Internet HOLDRs, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet HOLDRs in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Internet HOLDRs trust will be formed under the depositary trust agreement, dated as of September 2, 1999 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the Internet industry. The number of shares of each common stock held by the trust with respect to each round lot of HOLDRs is specified under "Highlights of Internet HOLDRs--The Internet HOLDRs." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Internet HOLDRs that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Internet HOLDRs are separate from the underlying common stocks that are represented by the Internet HOLDRs.

                                  RISK FACTORS

      An investment in Internet HOLDRs involves risks similar to investing in each of the underlying securities outside of the Internet HOLDRs, including the risks associated with concentrated investments in the internet industry.

General Risk Factors

     . Loss of investment. Because the value of Internet HOLDRs directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Internet HOLDRs if the underlying securities decline in value.

     . Discount trading price. Internet HOLDRs may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the Internet industry. While the underlying securities are common stocks of companies generally considered to be involved in various segments of the Internet industry, the underlying securities and the Internet HOLDRs may not necessarily follow the price movements of the entire Internet industry generally. If the underlying securities decline in value, your investment in the Internet HOLDRs will decline in value even if common stock prices in the Internet industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the Internet industry. In this case, the Internet HOLDRs may no longer consist of securities issued only by companies involved in the Internet industry.

     . No investigation of underlying securities. The underlying securities included in the Internet HOLDRs were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Internet HOLDRs trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Internet HOLDRs may not necessarily continue to be a diversified investment in the Internet industry. As a result of market fluctuation and/or reconstitution events, Internet HOLDRs may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet HOLDRs and receive delivery of each of the underlying securities. The cancellation of your Internet HOLDRs will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Internet HOLDRs will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Internet HOLDRs may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade Internet HOLDRs even though there is trading in some of the underlying securities, however, you will be able to cancel your HOLDRs to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet HOLDRs. If the Internet HOLDRs are delisted by the American Stock Exchange, a termination event will result if the Internet HOLDRs are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Internet HOLDRs are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Internet HOLDRs, the selection of the Internet industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Internet HOLDRs by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of Internet HOLDRs, particularly in connection with the initial issuance of Internet HOLDRs, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline subsequent to these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of Internet HOLDRs.

Risk Factors Specific to the Internet Industry

     . Internet company stock prices have been and may continue to be extremely volatile. The trading prices of the common stocks of Internet companies have been and are likely to be extremely volatile. Internet companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services by Internet companies or their competitors;

            .   changes in financial estimates by securities analysts;

            . conditions or trends in the Internet and online commerce industries;

            .   conditions or trends in online securities trading;

            . changes in the market valuations of Internet or online service companies;

            .   developments in Internet regulations;

            . announcements by Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .   unscheduled system downtime;

            .   additions or departures of key personnel; and

            . sales of Internet companies' common stock or other securities in the open market.

        In addition, the trading prices of Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet stocks are extraordinarily high based on conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially. These trading prices and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet or e-commerce companies could depress Internet stock prices regardless of Internet companies' results. Other broad market and industry factors may decrease the market price of Internet stocks, regardless of Internet companies' operating performance. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, also may decrease the market price of Internet stocks.

     . Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

     . New laws and regulations with respect to the Internet could impede its commercial development. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services.

     . Internet companies depend on continued growth of Internet use and online commerce. Future revenues and any future profits of Internet companies depend substantially upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For Internet companies to be successful, consumers must accept and utilize novel ways of conducting business and exchanging information.

                         HIGHLIGHTS OF INTERNET HOLDRs

      This discussion highlights information regarding Internet HOLDRs; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet HOLDRs.

Issuer.......................  Internet HOLDRs Trust.

The trust....................  The Internet HOLDRs Trust will be formed under the depositary trust agreement, dated as of September 2, 1999 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Internet HOLDRs...  Internet HOLDRs are designed to achieve the following:

                               Diversification. Internet HOLDRs are designed to allow you to diversify your investment in the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Internet HOLDRs have undivided beneficial ownership interests in each of the underlying securities represented by the Internet HOLDRs, and can cancel their Internet HOLDRs to receive each of the underlying securities represented by the Internet HOLDRs.

                               Transaction costs. The expenses associated with trading Internet HOLDRs are expected to be less than trading each of the underlying securities separately.

Trust assets.................  The trust will hold shares of common stock issued by 20 specified companies in the
                               Internet industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement-- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Internet HOLDRs.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet HOLDRs..........  The trust will issue Internet HOLDRs that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Internet HOLDRs themselves are separate from the underlying securities that are represented by the Internet HOLDRs.

                               The specific share amounts for each round-lot of 100 Internet HOLDRs are set forth in the chart below and were determined on

                               August 31, 1999 so that the initial weightings of each underlying security included in the Internet HOLDRs approximated the relative market capitalizations of the specified companies, subject to a maximum weight of 20%. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including during the period between August 31, 1999 and the date the Internet HOLDRs are first issued to the public.

                               The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities or reconstitution events.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by an Internet HOLDRs,

                               .  stock ticker symbols,

                               . share amounts represented by a round-lot of 100 Internet HOLDRs,

                               . initial weightings as of August 31, 1999, and

                               . the principal market on which the shares of common stock of the selected companies are traded.

                                                                      Primary
                           Name of                   Share   Initial  Trading
                           Company           Ticker Amounts Weighting Market
                   ------------------------  ------ ------- --------- -------
                   America Online Inc.        AOL      21    19.60%     NYSE
                   Yahoo Inc.                 YHOO     13    19.60%   NASDAQ
                   Amazon.com Inc.            AMZN     18    11.44%   NASDAQ
                   eBay Inc.                  EBAY      6     7.70%   NASDAQ
                   At Home Corp.              ATHM     17     6.97%   NASDAQ
                   Priceline.Com Inc.         PCLN      7     4.87%   NASDAQ
                   CMGI Inc.                  CMGI      5     4.29%   NASDAQ
                   Inktomi Corporation        INKT      3     3.48%   NASDAQ
                   RealNetworks, Inc.         RNWK      4     3.34%   NASDAQ
                   Exodus Communications,
                    Inc.                      EXDS      4     3.29%   NASDAQ
                   E*TRADE Group Inc.         EGRP     12     3.07%   NASDAQ
                   DoubleClick Inc.           DCLK      2     2.04%   NASDAQ
                   Ameritrade Holding Corp.   AMTD      9     1.87%   NASDAQ
                   Lycos, Inc.                LCOS      4     1.66%   NASDAQ
                   CNET, Inc.                 CNET      4     1.54%   NASDAQ
                   PSINet Inc.                PSIX      3     1.47%   NASDAQ
                   Network Associates, Inc.   NETA      7     1.21%   NASDAQ
                   EarthLink Network, Inc.    ELNK      2     1.00%   NASDAQ
                   MindSpring Enterprises,
                    Inc.                      MSPG      3     0.90%   NASDAQ
                   Go2Net, Inc.               GNET      1     0.66%   NASDAQ

                               These companies generally are considered to be among the 20 largest and most liquid companies involved in the Internet industry as measured by market capitalization and trading volume on August 31, 1999. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Internet HOLDRs in a round-lot of 100

                               Internet HOLDRs and round-lot multiples. The trust will only issue Internet HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Internet HOLDRs. In the event that a fractional share comes to be represented by a round-lot of Internet HOLDRs, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRs.

                               The number of outstanding Internet HOLDRs will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet HOLDRs on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........  The initial public offering price for 100
                               Internet HOLDRs equals the sum of the closing market price on September 22, 1999 for each underlying security multiplied by the share amount appearing in the above table, plus an underwriting fee.

Purchases....................  After the initial offering, you may acquire
                               Internet HOLDRs in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase Internet HOLDRs in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                               . For purchases of 10,000 Internet HOLDRs or fewer, 2%.

                               . For purchases in excess of 10,000 Internet HOLDRs, 1%.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Internet HOLDRs made in the initial public offering.

Issuance and cancellation      After the initial offering, if you wish to
fees.........................  create Internet HOLDRs by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet
                               HOLDRs, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet HOLDRs. If you wish to cancel your Internet HOLDRs and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet HOLDRs.

Commissions..................  If you choose to deposit underlying securities in order to receive Internet HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRs to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet    You have the right to withdraw the underlying
HOLDRs.......................  securities upon request by delivering a round-
                               lot or integral multiple of a round-lot of Internet HOLDRs to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges.
                               You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet HOLDRs would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Internet HOLDRs themselves will not have voting rights.

Rights relating to the
 underlying securities.......  You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Internet HOLDRs and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Reconstitution events........  A. If an issuer of underlying securities no longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet HOLDRs.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment

                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet HOLDRs.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet HOLDRs, unless the acquiring company already is included in the Internet HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                              D. If an issuer's underlying securities are
                                 delisted from trading on a national
                                 securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

                              If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..........  A. The Internet HOLDRs are delisted from the
                                 American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Internet HOLDRs are delisted.

                              B. The trustee resigns and no successor trustee
                                 is appointed within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.

                              C. 75% of beneficial owners of outstanding
                                 Internet HOLDRs vote to dissolve and
                                 liquidate the trust.

                              If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax            The federal income tax laws will treat a U.S.
consequences................  holder of Internet HOLDRs as directly owning the underlying securities. The Internet HOLDRs themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.....................  The Internet HOLDRs have been approved for listing on the American Stock Exchange under the symbol "HHH," subject to official notice of issuance. Trading will take place only in round-lots of 100 Internet HOLDRs and round-lot multiples. A minimum of 150,000 Internet HOLDRs will be required to be outstanding when trading begins.

Trading.....................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                              Internet HOLDRs. Bid and ask prices, however, will be quoted per single Internet HOLDRs.

Clearance and settlement.....  The trust will issue Internet HOLDRs in book-
                               entry form. Internet HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with The Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet HOLDRs."

                                   THE TRUST

      General. This discussion highlights information about the Internet HOLDRs trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Internet HOLDRs. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Internet HOLDRs trust. The trust will be formed pursuant to the depositary trust agreement, dated as of September 2, 1999. The Bank of New York will be the trustee. The Internet HOLDRs trust is not a registered investment company under the Investment Company Act of 1940.

      The Internet HOLDRs trust is intended to hold deposited shares for the benefit of owners of Internet HOLDRs. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2039, or earlier if a termination event occurs.

                         DESCRIPTION OF INTERNET HOLDRs

      The trust will issue Internet HOLDRs under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Internet HOLDRs on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Internet HOLDRs in a round-lot of 100 Internet HOLDRs and round-lot multiples. The trust will only issue Internet HOLDRs upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet HOLDRs. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet HOLDRs, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRs.

      Internet HOLDRs will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet HOLDRs--The Internet HOLDRs."

      Beneficial owners of Internet HOLDRs will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet HOLDRs to receive the underlying securities. See "Description of the depositary trust agreement." Internet HOLDRs are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate net asset value per receipt. Internet HOLDRs may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet HOLDRs wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet HOLDRs. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Internet HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Internet HOLDRs will be available only in book-entry form. Owners of Internet HOLDRs may hold their Internet HOLDRs through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various segments of the Internet industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are among the 20 largest capitalized, most liquid companies in the Internet industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on August 31, 1999:

    .  Market capitalization equal to or greater than $1.0 billion;

    . Average daily trading volume of at least 1.2 million shares over the 60 trading days prior to August 31, 1999;

    . Average daily dollar volume (that is, the average daily trading volume multiplied by the closing price on August 31, 1999) of at least $60 million over the 60 trading days prior to August 31, 1999; and

    .  A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Internet HOLDRs, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the Internet industry. In this case, the Internet HOLDRs may no longer consist of securities issued by companies involved in the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Internet HOLDRs, please refer to "Highlights of Internet HOLDRs--The Internet HOLDRs." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Internet HOLDRs, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Internet HOLDR, measured at the close of each business day from March 30, 1999, the first date when all of the underlying securities were publicly traded, to August 31, 1999. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                 Closing
1999              Price
----             -------
March 30........ 121.94
March 31........ 123.94
April 1......... 126.96
April 5......... 140.35
April 6......... 142.91
April 7......... 139.66
April 8......... 143.30
April 9......... 147.50
April 12........ 152.40
April 13........ 153.76
April 14........ 142.31
April 15........ 139.00
April 16........ 137.72
April 19........ 113.34
April 20........ 124.66
April 21........ 134.71
April 22........ 139.41
April 23........ 145.80
April 26........ 155.92
April 27........ 150.99
April 28........ 140.85
April 29........ 142.18
April 30........ 144.79

                 Closing
1999              Price
----             -------
May 3........... 133.68
May 4........... 128.47
May 5........... 134.38
May 6........... 126.30
May 7........... 125.45
May 10.......... 132.94
May 11.......... 137.76
May 12.......... 136.68
May 13.......... 131.43
May 14.......... 128.50
May 17.......... 133.33
May 18.......... 131.40
May 19.......... 133.84
May 20.......... 127.44
May 21.......... 126.02
May 24.......... 116.07
May 25.......... 106.83
May 26.......... 114.77
May 27.......... 110.40
May 28.......... 116.04

                 Closing
1999              Price
----             -------
June 1.......... 107.75
June 2.......... 107.05
June 3.......... 101.59
June 4.......... 107.61
June 7.......... 112.97
June 8.......... 109.10
June 9.......... 110.18
June 10......... 107.60
June 11......... 100.31
June 14.........  87.29
June 15.........  90.38
June 16......... 102.30
June 17......... 104.56
June 18......... 106.10
June 21......... 114.25
June 22......... 110.00
June 23......... 112.02
June 24......... 107.95
June 25......... 104.22
June 28......... 107.85
June 29......... 111.28
June 30......... 117.66

                 Closing
1999              Price
----             -------
July 1.......... 118.35
July 2.......... 120.32
July 6.......... 122.77
July 7.......... 120.98
July 8.......... 122.52
July 9.......... 121.73
July 12......... 115.61
July 13......... 117.42
July 14......... 118.40
July 15......... 117.32
July 16......... 114.86
July 19......... 111.66
July 20......... 106.04
July 21......... 109.84
July 22......... 104.09
July 23......... 104.57
July 26.........  97.86
July 27.........  97.04
July 28......... 102.13
July 29.........  97.47
July 30.........  95.02

                 Closing
1999              Price
----             -------
August 2........  91.66
August 3........  87.05
August 4........  82.49
August 5........  88.48
August 6........  85.37
August 9........  82.14
August 10.......  84.42
August 11.......  85.96
August 12.......  87.34
August 13.......  91.05
August 16.......  93.15
August 17.......  97.43
August 18.......  99.31
August 19.......  93.70
August 20.......  96.44
August 23....... 100.33
August 24....... 100.37
August 25....... 104.61
August 26....... 103.01
August 27....... 101.24
August 30.......  95.98
August 31.......  97.83


                          [LINE GRAPH APPEARS HERE]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of September 2, 1999, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet HOLDRs, provides that Internet HOLDRs will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Internet HOLDRs. You may create and cancel Internet HOLDRs only in round-lots of 100 Internet HOLDRs. You may create Internet HOLDRs by delivering to the trustee the requisite underlying securities. The trust will only issue Internet HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Internet HOLDRs. In the event that an issuer of underlying securities distributes a fractional share that is represented in a round-lot of Internet HOLDRs, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRs. Similarly, you must surrender Internet HOLDRs in integral multiples of 100 Internet HOLDRs to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Internet HOLDRs would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, the beneficial owners of Internet HOLDRs, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet HOLDRs for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Internet HOLDRs. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRs from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Internet HOLDRs and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet HOLDRs in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet HOLDRs.

      Further issuances of Internet HOLDRs. The depositary trust agreement provides for further issuances of Internet HOLDRs on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

            A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet HOLDRs.

            B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet HOLDRs.

            C. If the underlying securities of an issuer cease to be
               outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet HOLDRs, unless the acquiring company is already included in the Internet HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

            D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by the initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet HOLDRs will surrender their Internet HOLDRs as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet HOLDRs are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Internet HOLDRs are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet HOLDRs other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and the initial depositor may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet HOLDRs. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet HOLDRs. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet HOLDRs will not become effective until 30 days after notice of the amendment is given to the owners of Internet HOLDRs.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Internet HOLDRs. If you wish to create Internet HOLDRs by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet HOLDRs. If you wish to cancel your Internet HOLDRs and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet HOLDRs issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Internet HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRs to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Internet HOLDRs will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet HOLDRs.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Internet HOLDRs for:

     . a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"), and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Internet HOLDRs as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Internet HOLDRs

      A receipt holder purchasing and owning Internet HOLDRs will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet HOLDRs. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet HOLDRs among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Internet HOLDRs for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet HOLDRs. Similarly, with respect to sales of Internet HOLDRs for cash in the secondary market, the amount realized with respect to a sale of Internet HOLDRs will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Internet HOLDRs, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet HOLDRs will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Internet HOLDRs should consult with its counsel with respect to the potential applicability of ERISA and the Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet HOLDRs is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depository trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Internet HOLDRs. Merrill Lynch & Co., as underwriter, proposes to offer the Internet HOLDRs to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Internet HOLDRs against deposit of the underlying securities in New York, New York on September 27, 1999. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Internet HOLDRs, in connection with deposits of underlying securities.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet HOLDRs. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet HOLDRs. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                   YEAR 2000

      The trustee's Year 2000 compliance program consists of updating major trustee-owned application systems, business-area supported systems, and the trustee's proprietary customer software and evaluating the Year 2000 compliance efforts of vendors of major vendor-supplied systems. The trustee's compliance efforts have also considered the Year 2000 readiness of its global sub-custodians, major service providers, correspondents, business partners, and borrowers. The current focus is to monitor continued preparedness and contingency planning. While contingency planning has been defined as part of the Year 2000 compliance program, all new measures have been incorporated into the trustee's existing Business Continuity Plans.

      The trustee divided its major proprietary applications systems into three business line groups. The applications in each group were subjected to a phased process of assessment, renovation, certification testing, and implementation. All critical systems have completed all phases. A program is in place to continue to monitor critical systems to prevent Y2K problems from being reintroduced. Major business-line products have been made available in isolated future-dated environments for selected customers to test their interfaces and to assure themselves of the trustee's compliance. The trustee is satisfied with the results of testing with customers and agencies. Continued participation at the request of the agencies and customers will continue as required.

      Remediation of the trustee's proprietary customer software has been completed. Installation on client desktop computers is substantially complete. Customers have been advised of their obligation to assure that their environments are compliant in order for the trustees's software to function correctly during and after the century date change.

      The trustee has substantially completed an evaluation of its significant business partners, including other financials service providers, correspondents, counterparties, sub-custodians, vendors and settlement agencies, for the purpose of assessing their Year 2000 compliance. The trustee is currently satisfied with the information it has received concerning the progress and Year 2000 readiness programs of each significant third party. The trustee will continue to monitor the readiness and progress of these parties throughout 1999. The trustee intends to replace service providers that are seen as not managing the Year 2000 issue adequately.

      The trustee considers Year 2000 readiness in its credit decisions and factors this into borrower ratings. Based on a review of significant obligors, the trustee believes that exposure to obligor Year 2000 problems does not present a material risk to the trustee.

      The trustee's personal computers considered to be critical to the trustee's operations have been upgraded. Upgrading of physical facilities that is considered critical to the trustee's operations to Year 2000 readiness is expected to be completed by the end of September 1999.

      The trustee's contingency plans relating to Year 2000 issues include the identification and assessment of the impact of various worst case scenarios on the critical operational components for each of the trustee's business units. The trustee has reviewed the applicability of its current contingency plans, which include creation of an information center, establishment of special rapid response technology teams, scheduling availability of key personnel, testing and simulation activities, offsite data center facilities, and emergency backup power. These plans, with minor modification, have been determined to be adequate to mitigate Year 2000 related risks. The information center, which has been established as a repository and focus for analysis of information, will publish the status of the organization internally and externally during critical periods. It is also authorized to requisition and deploy resources as needed to address unanticipated situations.

      Overall the trustee's Year 2000 compliance program is on or ahead of schedule to meet the needs of its customers and compliance deadlines defined by its requlators. The estimated cost of the Year 2000 project is approximately $82 million. In the first half of 1999 the trustee spent $11 million on making computer systems Year 2000 compliant. Total expenses since 1997 have been $62 million.

      A material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such problems could materially and adversely affect the trustee's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of suppliers, customers and other business partners, as well as entities with which the trustee does not have direct business relations, the trustee is unable to determine at this time whether the consequences of the Year 2000 failures will have a material impact on the trustee's results of operations, liquidity or financial condition. The Year 2000 compliance program is intended to significantly reduce the trustee's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of its material business partners. The trustee believes that, with completion of its Year 2000 compliance program as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, because of the unprecedented nature of this issue, there can be no certainty as to its impact.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Internet HOLDRs will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Internet HOLDRs.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet HOLDRs. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet HOLDRs. This prospectus relates only to Internet HOLDRs and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet HOLDRs. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet HOLDRs, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1994, 1995, 1996, 1997, 1998 and 1999 through August 1999. All market prices in excess of one dollar are rounded to the nearest one-sixtyfourth dollar. An asterisk (*) denotes that no shares of the issuer were publicly traded during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                                   AMAZON.COM

      Amazon.com, Inc., an online retailer, sells books, music, videotapes, audiotapes, and other products. Amazon.com offers a catalog of approximately three million titles, search and browse features, e-mail services, personalized shopping services, Web-based credit card payment, and direct shipping to customers.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price  1995       Price  1996       Price  1997       Price  1998       Price   1999      Price
----       ------- ----      ------- ----      ------- ----      ------- ----      -------  ----     -------
January      *     January     *     January     *     January      *    January    4 59/64 January  58 15/32
February     *     February    *     February    *     February     *    February   6 27/64 February 64 1/16
March        *     March       *     March       *     March        *    March      7 1/8   March    86 3/32
April        *     April       *     April       *     April        *    April      7 41/64 April    86 1/32
May          *     May         *     May         *     May       1 1/2   May        7 11/32 May      59 3/8
June         *     June        *     June        *     June      1 35/64 June      16 5/8   June     62 9/16
July         *     July        *     July        *     July      2 25/64 July      18 31/64 July     50 1/32
August       *     August      *     August      *     August    2 11/32 August    13 61/64 August   62 3/16
September    *     September   *     September   *     September 4 11/32 September 18 39/64
October      *     October     *     October     *     October   5 5/64  October   21 5/64
November     *     November    *     November    *     November  4 1/8   November  32
December     *     December    *     December    *     December  5 1/64  December  53 35/64

      The closing price on September 22, 1999 was 66.

                                 AMERICA ONLINE

      America Online, Inc. provides interactive communications and services through its America Online and CompuServe worldwide Internet online services. America Online's Web sites offer such features as a personalized news service, electronic mail via the Web, an online community center, public and private meeting rooms and interactive conversations, and guest interviews.

           Closing           Closing           Closing           Closing            Closing            Closing
1994        Price  1995       Price    1996     Price    1997     Price     1998     Price     1999     Price
----       ------- ----      ------- --------- ------- --------- -------- --------- -------- -------- ---------
January    0.99609 January   1 45/64 January   5 19/32 January    4 5/8   January   11 61/64 January   87 7/8
February   1 5/16  February  2 7/32  February  6 9/64  February   4 11/16 February  15 11/64 February  88 15/16
March      1 1/8   March     2 21/64 March     7       March      5 5/16  March     17 5/64  March    147
April      1 7/64  April     2 29/32 April     8       April      5 41/64 April     19 63/64 April    142 3/4
May        1 3/32  May       2 15/64 May       7 1/16  May        6 57/64 May       20 53/64 May      119 1/4
June         57/64 June      2 3/4   June      5 15/32 June       6 61/64 June      26 9/32  June     110
July       0.86914 July      3 29/64 July      3 13/16 July       8 7/16  July      29 9/32  July      95 1/8
August     1 11/64 August    4 1/8   August    3 25/32 August     8 1/16  August    20 31/64 August    91 5/16
September  1 1/16  September 4 19/64 September 4 7/16  September  9 7/16  September 27 29/32
October    1 7/64  October   5       October   3 25/64 October    9 5/8   October   31 27/32
November   1 5/16  November  5 7/64  November  4 13/32 November   9 3/8   November  43 25/32
December   1 3/4   December  4 11/16 December  4 5/32  December  11 11/16 December  77 9/16

      The closing price on September 22, 1999 was 91 3/8.

                                   AMERITRADE

      Ameritrade Holding Corporation provides on-line discount securities brokerage and clearing execution services to its retail customers. Ameritrade provides on-line investment news and information as well as educational services. Ameritrade also offers clearing and execution services for both its own brokerage operations as well as for unaffiliated broker-dealers.

           Closing           Closing           Closing           Closing           Closing          Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price    1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January       *    January      *    January      *    January      *    January   2 1/64  January  13 3/8
February      *    February     *    February     *    February     *    February  2 19/64 February 16 1/4
March         *    March        *    March        *    March     1 19/64 March     2 5/16  March    20 31/64
April         *    April        *    April        *    April     1 3/64  April     2 23/64 April    44 33/64
May           *    May          *    May          *    May       1 11/64 May       2 13/32 May      29 57/64
June          *    June         *    June         *    June      1 5/16  June      2 1/4   June     35 21/64
July          *    July         *    July         *    July      1 9/32  July      3 13/64 July     24 15/16
August        *    August       *    August       *    August    1 9/16  August    2 3/8   August   20 3/8
September     *    September    *    September    *    September 2 1/16  September 3
October       *    October      *    October      *    October   2 11/64 October   2 35/64
November      *    November     *    November     *    November  2 51/64 November  4 1/8
December      *    December     *    December     *    December  2 7/16  December  5 1/4

      The closing price on September 22, 1999 was 18 5/16.

                                    AT HOME

      At Home Corporation provides broadband Internet services through the cable television infrastructure. At Home's service allows residential subscribers to connect their personal computers via cable modems to a high-speed network.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January     *     January     *     January      *    January   11 9/16  January  62 1/2
February      *    February    *     February    *     February     *    February  17 1/16  February 53 1/16
March         *    March       *     March       *     March        *    March     16 29/32 March    78 3/4
April         *    April       *     April       *     April        *    April     16 21/32 April    71 31/32
May           *    May         *     May         *     May          *    May       17 3/8   May      63 3/8
June          *    June        *     June        *     June         *    June      23 21/32 June     53 15/16
July          *    July        *     July        *     July      9 3/4   July      21 1/16  July     45 11/16
August        *    August      *     August      *     August    9 9/16  August    14 1/4   August   40 1/8
September     *    September   *     September   *     September 11 9/16 September 23 15/16
October       *    October     *     October     *     October   12 1/16 October   22 1/8
November      *    November    *     November    *     November  10 5/16 November  29 1/8
December      *    December    *     December    *     December  12 9/16 December  37 1/8

      The closing price on September 22, 1999 was 38 5/16.

                                      CMGI

      CMGI Inc. invests in, develops, and operates advanced Internet, interactive, and database management technologies.

           Closing           Closing           Closing           Closing           Closing            Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January    0.31664 January   0.86086 January   3 33/64 January   2       January    4 17/32 January   61
February   0.31664 February  0.94991 February  4 19/32 February  1 37/64 February   5 63/64 February  61 5/16
March      0.30674 March     0.7718  March     4 11/16 March     1 7/16  March      7 1/4   March     91 7/32
April      0.26716 April     0.84601 April     3 17/32 April     1 33/64 April     12 5/64  April    127 9/32
May        0.35622 May       0.72727 May       2 49/64 May       2 3/64  May       11 3/32  May      103 5/8
June       0.35622 June      1 9/16  June      3 13/64 June      1 41/64 June      17 11/16 June     114 1/16
July       0.35127 July      1 19/32 July      1 29/32 July      2 3/64  July      17 1/32  July      92 3/16
August     0.3859  August    1 43/64 August    1 31/32 August    2 51/64 August     9 17/32 August    83 15/16
September  0.43538 September 1 11/16 September 1 23/32 September 3 5/64  September 13 5/16
October    0.63327 October   2 1/16  October   1 3/16  October   2 49/64 October   14 7/32
November   0.6877  November  4 29/64 November  1 57/64 November  2 5/8   November  19 3/8
December   0.92023 December  5 33/64 December  1 63/64 December  3 25/32 December  26 5/8

      The closing price on September 22, 1999 was 82 13/16.

                                      CNET

      CNET, Inc. provides original Internet content and television programming related to computers, the Internet, and digital technologies. CNET produces a network of information and services offered under the "CNET" brand name.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January     *     January      *    January   7 1/4   January    6 31/32 January  26 1/4
February      *    February    *     February     *    February  6 7/32  February   9 1/16  February 28 21/32
March         *    March       *     March        *    March     6 1/8   March      6 23/32 March    46 1/16
April         *    April       *     April        *    April     5 1/16  April      8 5/16  April    64 1/4
May           *    May         *     May          *    May       5 25/32 May        9 1/16  May      54 1/8
June          *    June        *     June         *    June      7 5/16  June      17 1/16  June     57 5/8
July          *    July        *     July      3 1/4   July      6 21/32 July      12 7/8   July     40
August        *    August      *     August    3 5/16  August    8 7/32  August     9 3/4   August   37 9/16
September     *    September   *     September 4 11/16 September 9 57/64 September 11 7/16
October       *    October     *     October   4       October   6 1/32  October    9 33/64
November      *    November    *     November  4 9/32  November  5 3/16  November  13 17/64
December      *    December    *     December  7 1/4   December  7 3/8   December  13 5/16

      The closing price on September 22, 1999 was 42 15/16.

                                  DOUBLECLICK

      DoubleClick Inc. provides Internet advertising solutions for advertisers and publishers of Web sites. Doubleclick's DoubleClick Network provides ad sales, targeted ad delivery, and related services to publishers of Web site and advertisers. DoubleClick's DART Service provides Web site publishers and advertisers with the ability to control the delivery, measurement, and analysis of their marketing campaigns.

           Closing           Closing           Closing           Closing           Closing            Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January       *    January     *     January     *     January     *     January      *     January   48 1/4
February      *    February    *     February    *     February    *     February  15 31/32 February  44 15/16
March         *    March       *     March       *     March       *     March     17 9/16  March     91 1/32
April         *    April       *     April       *     April       *     April     20 27/32 April    139 13/16
May           *    May         *     May         *     May         *     May       17 5/16  May       97 7/16
June          *    June        *     June        *     June        *     June      24 27/32 June      91 3/4
July          *    July        *     July        *     July        *     July      22       July      81
August        *    August      *     August      *     August      *     August    11 15/16 August    99 7/8
September     *    September   *     September   *     September   *     September 11 15/16
October       *    October     *     October     *     October     *     October   16 1/2
November      *    November    *     November    *     November    *     November  20 1/4
December      *    December    *     December    *     December    *     December  22 1/4

      The closing price on September 22, 1999 was 118 7/8.

                               EARTHLINK NETWORK

      EarthLink Network, Inc. provides Internet access and hosting services. Earthlink provides access, information, assistance, and services to its members. Earthlink operates through a nationwide telecommunications network of high-speed, dedicated data lines and dial-up access sites.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January      *    January      *    January    8 3/4  January   15 9/16  January  79 7/8
February      *    February     *    February     *    February   8      February  24 1/2   February 60 3/16
March         *    March        *    March        *    March      6 1/4  March     28 7/32  March    60
April         *    April        *    April        *    April      4 1/4  April     35 15/32 April    68 15/16
May           *    May          *    May          *    May        6 1/8  May       27 1/4   May      53 1/2
June          *    June         *    June         *    June       6 1/2  June      38 3/8   June     61 7/16
July          *    July         *    July         *    July       5 3/8  July      35 1/4   July     48 5/16
August        *    August       *    August       *    August     7 1/4  August    26 1/2   August   49
September     *    September    *    September    *    September  9 3/8  September 41 1/4
October       *    October      *    October      *    October    9      October   38 1/2
November      *    November     *    November     *    November   9 9/16 November  60 13/16
December      *    December     *    December     *    December  12 7/8  December  57

      The closing price on September 22, 1999 was 43 1/2.

                                      eBAY

      eBay Inc. is a person-to-person trading community on the Internet. eBay's service is used by buyers and sellers for the exchange of personal items such as coins, collectibles, computers, memorabilia, stamps, and toys. eBay is a fully automated, topically arranged 24-hour service on which sellers can list items for sale and buyers can bid on the prices.

           Closing           Closing           Closing           Closing           Closing            Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January       *    January     *     January     *     January     *     January      *     January   92 35/64
February      *    February    *     February    *     February    *     February     *     February 111 21/64
March         *    March       *     March       *     March       *     March        *     March    137 5/16
April         *    April       *     April       *     April       *     April        *     April    208 1/8
May           *    May         *     May         *     May         *     May          *     May      177 3/16
June          *    June        *     June        *     June        *     June         *     June     151 3/8
July          *    July        *     July        *     July        *     July         *     July      97 11/16
August        *    August      *     August      *     August      *     August       *     August   125 9/16
September     *    September   *     September   *     September   *     September 15 1/64
October       *    October     *     October     *     October     *     October   27 45/64
November      *    November    *     November    *     November    *     November  65 7/8
December      *    December    *     December    *     December    *     December  80 27/64

      The closing price on September 22, 1999 was 149 1/8.

                                    E*TRADE

      E*TRADE Group, Inc. provides online investing services for self-directed investors through its website. E*TRADE provides automated order placement and execution, personalized portfolio tracking, and real-time market analysis 24 hours per day, seven days a week. E*TRADE can also be accessed through touch-tone telephone, interactive television, and direct modem access.

           Closing           Closing           Closing           Closing            Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price     1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January       *    January     *     January      *    January    4 13/32 January    5 29/64 January  27 19/32
February      *    February    *     February     *    February   6       February   6 11/16 February 23
March         *    March       *     March        *    March      4 1/2   March      6 15/64 March    29 5/32
April         *    April       *     April        *    April      3 3/4   April      6 15/64 April    57 3/4
May           *    May         *     May          *    May        4 13/32 May        5 31/32 May      45 1/2
June          *    June        *     June         *    June       4 29/32 June       5 47/64 June     39 15/16
July          *    July        *     July         *    July       7 5/8   July       6 13/16 July     30 1/8
August        *    August      *     August    2 5/8   August     8 1/32  August     4 5/32  August   25
September     *    September   *     September 3 19/64 September 11 3/4   September  4 43/64
October       *    October     *     October   2 25/32 October    7 23/32 October    4 1/2
November      *    November    *     November  2 47/64 November   6 17/64 November   6 49/64
December      *    December    *     December  2 7/8   December   5 3/4   December  11 45/64

      The closing price on September 22, 1999 was 23 1/16.

                             EXODUS COMMUNICATIONS

      Exodus Communications, Inc. provides solutions for Internet system problems and computer network problems for enterprises with critical Internet operations. Exodus manages its operations through Internet data centers located throughout the United States and a server hosting facility in England. Exodus also provides, through a subsidiary, network and system security consulting services.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January      *    January      *    January      *    January      *     January  26 1/8
February      *    February     *    February     *    February     *    February     *     February 18 11/32
March         *    March        *    March        *    March        *    March      7       March    33 5/8
April         *    April        *    April        *    April        *    April      9 1/2   April    45 1/16
May           *    May          *    May          *    May          *    May        8 35/64 May      37 1/2
June          *    June         *    June         *    June         *    June      11 3/16  June     59 31/32
July          *    July         *    July         *    July         *    July       8 11/32 July     60 1/32
August        *    August       *    August       *    August       *    August     7 3/16  August   80 3/8
September     *    September    *    September    *    September    *    September  6 3/32
October       *    October      *    October      *    October      *    October    7 15/16
November      *    November     *    November     *    November     *    November   8 7/16
December      *    December     *    December     *    December     *    December  16 1/16

      The closing price on September 22, 1999 was 80.

                                     GO2NET

      Go2Net, Inc. is a network of technology, community and name-brand driven Web sites focused on personal finance, information search, commerce and games. Go2Net Web sites include Silicon Investor, a financial discussion site; MetaCrawler, a search/index guide; and HyperMart, a Web hosting service. Other sites include 100hot, StockSite, PlaySite, and WebMarket.

           Closing           Closing           Closing           Closing           Closing          Closing
1994        Price    1995     Price    1996     Price  1997       Price    1998     Price    1999    Price
----       ------- --------- ------- --------- ------- ----      ------- --------- ------- -------- --------
January       *    January      *    January      *    January      *    January   2 7/16  January  27 3/4
February      *    February     *    February     *    February     *    February  4 5/64  February 29 1/4
March         *    March        *    March        *    March        *    March     4 1/4   March    66 5/16
April         *    April        *    April        *    April     2 43/64 April     6 3/4   April    76 3/4
May           *    May          *    May          *    May       2 1/32  May       6 3/16  May      51 31/32
June          *    June         *    June         *    June      1 17/32 June      7 3/8   June     91 7/8
July          *    July         *    July         *    July      1 11/16 July      6 3/4   July     58 3/4
August        *    August       *    August       *    August    1 11/16 August    5 17/32 August   65
September     *    September    *    September    *    September 2 7/32  September 3 3/4
October       *    October      *    October      *    October   2       October   5 1/2
November      *    November     *    November     *    November  1 25/32 November  8 1/2
December      *    December     *    December     *    December  1 23/32 December  8 27/32

      The closing price on September 22, 1999 was 66 9/16.

                                    INKTOMI

      Inktomi Corporation develops and markets software applications designed to enhance the performance and intelligence of the Internet and other large-scale networks. Inktomi's systems use parallel-processing technology across clusters of workstations to deliver greater speed and performance while utilizing smaller workstations.

           Closing           Closing           Closing           Closing           Closing            Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January       *    January     *     January     *     January     *     January      *     January   71 15/16
February      *    February    *     February    *     February    *     February     *     February  62
March         *    March       *     March       *     March       *     March        *     March     85 1/2
April         *    April       *     April       *     April       *     April        *     April    120 1/8
May           *    May         *     May         *     May         *     May          *     May      102 3/4
June          *    June        *     June        *     June        *     June      19 13/16 June     131 1/2
July          *    July        *     July        *     July        *     July      28 7/16  July     108 3/16
August        *    August      *     August      *     August      *     August    24 1/4   August   113 3/8
September     *    September   *     September   *     September   *     September 37 1/2
October       *    October     *     October     *     October     *     October   42 5/32
November      *    November    *     November    *     November    *     November  66 25/32
December      *    December    *     December    *     December    *     December  64 31/32

      The closing price on September 22, 1999 was 138 5/16.

                                     LYCOS

      Lycos, Inc. develops and provides guides to various information available on the Internet. Lycos also provides Internet users the ability to create personal home-pages and join interest-based communities on the Internet.

           Closing           Closing           Closing           Closing            Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price     1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January       *    January     *     January      *    January    4 7/32  January    9 35/64 January  68 1/2
February      *    February    *     February     *    February   4 11/16 February  10 5/16  February 43 13/16
March         *    March       *     March        *    March      3 33/64 March     11 1/16  March    43 1/32
April         *    April       *     April     4 3/8   April      3 7/32  April     15 29/64 April    49 27/32
May           *    May         *     May       3 27/32 May        3 5/8   May       13 17/64 May      50 1/4
June          *    June        *     June      2 25/32 June       3 3/16  June      18 27/32 June     45 15/16
July          *    July        *     July      1 31/64 July       4 23/32 July      14 9/32  July     41 5/16
August        *    August      *     August    1 11/16 August     7 53/64 August    10 27/32 August   40 5/8
September     *    September   *     September 2 31/32 September  8 1/2   September 16 29/32
October       *    October     *     October   2 17/32 October    6 17/32 October   20 5/16
November      *    November    *     November  2 29/32 November   7 41/64 November  29 1/2
December      *    December    *     December  2 5/8   December  10 11/32 December  27 15/32

      The closing price on September 22, 1999 was 46 7/8.

                                   MINDSPRING

      MindSpring Enterprises, Inc. provides Internet access primarily to individual and small business subscribers in United States. MindSpring's business services include web hosting, high-speed dedicated Internet access, web page design, and domain name registration.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January      *    January      *    January   1 39/64 January    5 37/64 January  51
February      *    February     *    February     *    February  1 1/2   February   8 1/16  February 42 3/4
March         *    March        *    March     1 5/16  March     1 3/16  March     10 45/64 March    43 1/32
April         *    April        *    April     1 19/32 April     1 7/16  April     11 1/4   April    48 15/32
May           *    May          *    May       2 1/16  May       1 5/8   May        8 27/32 May      37
June          *    June         *    June      1 49/64 June      1 3/4   June      17 9/64  June     44 5/16
July          *    July         *    July      1 5/8   July      2 21/64 July      20 3/8   July     33 9/16
August        *    August       *    August    1 39/64 August    2 37/64 August    13 7/16  August   29 3/16
September     *    September    *    September 1 53/64 September 3 39/64 September 20 3/4
October       *    October      *    October   1 19/64 October   4 9/16  October   19 27/32
November      *    November     *    November  1 3/64  November  4 55/64 November  32 9/32
December      *    December     *    December  1 1/64  December  5 39/64 December  30 17/32

      The closing price on September 22, 1999 was 32 7/8.

                               NETWORK ASSOCIATES

      Network Associates, Inc. develops and provides software products that address Internet and other large-scale network security, privacy, and management issues. Network Associates also offers a range of consumer-oriented security and management software products to retail customers, including anti-virus, Internet security/privacy, and desktop utilities software.

           Closing           Closing            Closing            Closing            Closing           Closing
1994        Price    1995     Price     1996     Price     1997     Price     1998     Price     1999    Price
----       ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    1 53/64 January    2 63/64 January   14 13/16 January   38 53/64 January   36       January  52 3/8
February   1 25/32 February   4 17/64 February  15 55/64 February  30 37/64 February  43 5/64  February 47
March      1 47/64 March      5 47/64 March     16 7/32  March     29 1/2   March     44 11/64 March    30 11/16
April      1 31/32 April      6 33/64 April     18 9/64  April     37 11/64 April     45 43/64 April    13 1/4
May        1 37/64 May        5 17/32 May       16 7/16  May       43 7/8   May       40 53/64 May      14 11/16
June       1 3/8   June       5 63/64 June      21 25/62 June      42 5/64  June      47 7/8   June     14 11/16
July       1 31/64 July       7 1/2   July      22 21/64 July      43 29/64 July      47 11/16 July     17 1/2
August     1 25/32 August     8 43/64 August    26 1/2   August    37 3/4   August    32 1/4   August   16 7/8
September  1 53/64 September 10 11/64 September 30 43/64 September 35 21/64 September 35 1/2
October    2 31/32 October   11 1/2   October   30 21/64 October   33 11/64 October   42 1/4
November   2 27/32 November  14 9/64  November  31 53/64 November  30 1/2   November  50 7/8
December   4       December  13       December  29 21/64 December  35 1/4   December  66 1/4

      The closing price on September 22, 1999 was 21 5/8.

                                 PRICELINE.COM

      Priceline.com Incorporated enables consumers to use the Internet to name their own price on products or services and communicates that demand directly to participating sellers or to their private databases. Participants include domestic and international airlines, and hotel chains.

           Closing           Closing           Closing           Closing           Closing          Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price    1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January       *    January     *     January     *     January     *     January     *     January     *
February      *    February    *     February    *     February    *     February    *     February    *
March         *    March       *     March       *     March       *     March       *     March     82 7/8
April         *    April       *     April       *     April       *     April       *     April    162 3/8
May           *    May         *     May         *     May         *     May         *     May      112 1/32
June          *    June        *     June        *     June        *     June        *     June     115 9/16
July          *    July        *     July        *     July        *     July        *     July      75 9/16
August        *    August      *     August      *     August      *     August      *     August    68 1/8
September     *    September   *     September   *     September   *     September   *
October       *    October     *     October     *     October     *     October     *
November      *    November    *     November    *     November    *     November    *
December      *    December    *     December    *     December    *     December    *

      The closing price on September 22, 1999 was 71 5/8.

                                     PSINET

      PSINet Inc. provides Internet access services and related products. PSINet offers dedicated and dial-up Internet connection to businesses in various metropolitan areas in the United States, as well as in Canada, Europe, and Asia. PSINet also provides value-added services, including corporate intranets, web hosting services, and remote user access services.

           Closing           Closing           Closing            Closing            Closing           Closing
1994        Price    1995     Price    1996     Price     1997     Price    1998      Price     1999    Price
----       ------- --------- ------- --------- -------- --------- ------- --------- --------- -------- --------
January       *    January      *    January   13 1/4   January   9 7/8   January     7 7/16  January  33 15/16
February      *    February     *    February  10 1/8   February  8 1/8   February   7 23/32  February 35 13/16
March         *    March        *    March      9 11/16 March     7 3/8   March      11 1/8   March    42 9/16
April         *    April        *    April     14 1/8   April     5 3/4   April      13 7/8   April    50 1/2
May           *    May       13 7/8  May       14 1/2   May       7 9/16  May        10 3/4   May      44 1/2
June          *    June      15 3/16 June      11 1/2   June      7 1/2   June       13       June     43 3/4
July          *    July      20 1/2  July       9 3/4   July      8 13/16 July       17 1/2   July     51 23/32
August        *    August    18 1/2  August    11       August    8 3/16  August     10 1/2   August   47 7/8
September     *    September 21 1/2  September 10 7/8   September 8 1/16  September  13 15/16
October       *    October   17 3/4  October    9 1/2   October   8 3/8   October    14 7/16
November      *    November  21 1/8  November  12 11/16 November  6 3/4   November   18 3/4
December      *    December  22 7/8  December  10 7/8   December  5 1/8   December   20 7/8

      The closing price on September 22, 1999 was 40 1/8.

                                  REALNETWORKS

      RealNetworks, Inc. develops and markets software products and services. RealNetworks' software and services enable the creation and real-time delivery and playback of audio, video, text, animation, and other media content over the Internet and intranets on both a live and on-demand basis. Products and services include RealSystem G2, Real Broadcast Network, and RealJukebox.

           Closing           Closing           Closing           Closing           Closing           Closing
1994        Price    1995     Price    1996     Price    1997     Price    1998     Price     1999    Price
----       ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January     *     January     *     January   *       January   7 1/2    January  35 13/32
February      *    February    *     February    *     February  *       February  7 1/2    February 35 1/16
March         *    March       *     March       *     March     *       March     14 1/2   March    61 3/32
April         *    April       *     April       *     April     *       April     16 31/32 April    110 3/4
May           *    May         *     May         *     May       *       May       11 9/16  May      70 7/8
June          *    June        *     June        *     June      *       June      18 21/32 June     68 7/8
July          *    July        *     July        *     July      *       July      14 27/32 July     76 5/16
August        *    August      *     August      *     August    *       August    9 7/8    August   81 3/4
September     *    September   *     September   *     September *       September 17 11/32
October       *    October     *     October     *     October   *       October   16 27/32
November      *    November    *     November    *     November  7 11/16 November  19
December      *    December    *     December    *     December  6 15/16 December  17 15/16

      The closing price on September 22, 1999 was 103 3/8.

                                     YAHOO!

      Yahoo! Inc., a global Internet media company, offers an online guide to Web navigation, aggregated information content, communication services, and commerce. Yahoo!'s site includes a hierarchical, subject-based directory of Web sites, which enables users to locate and access desired information and services through hypertext links included in the directory.

           Closing           Closing           Closing           Closing             Closing            Closing
1994        Price    1995     Price    1996     Price    1997     Price     1998      Price     1999     Price
----       ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- ---------
January       *    January      *    January      *    January    5 41/64 January    15 27/32 January  177 1/8
February      *    February     *    February     *    February   5 3/64  February   18 19/64 February 153 1/2
March         *    March        *    March        *    March      4 11/16 March      23 7/64  March    168 3/8
April         *    April        *    April     4 61/64 April      5 11/16 April      29 47/64 April    174 11/16
May           *    May          *    May       4 43/64 May        5 3/8   May        27 3/8   May      148
June          *    June         *    June      3 1/2   June       5 7/8   June       39 3/8   June     172 1/4
July          *    July         *    July      3       July       9 27/64 July       45 31/64 July     136 7/16
August        *    August       *    August    3 17/64 August     9 59/64 August     34 1/2   August   147 1/2
September     *    September    *    September 3 35/64 September 12 17/32 September  64 3/4
October       *    October      *    October   3 19/64 October   10 31/32 October    65 27/64
November      *    November     *    November  3 3/16  November  12 25/32 November   96
December      *    December     *    December  2 53/64 December  17 5/16  December  118 15/32

      The closing price on September 22, 1999 was 179 1/2.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [LOGO] Internet HOLDRs
                      HOLding Company Depositary Receipts


                       1,000,000,000 Depositary Receipts
                            Internet HOLDRs SM Trust

                              -------------------

                              P R O S P E C T U S

                              -------------------

                              Merrill Lynch & Co.

                               September 22, 1999

      Until October 17, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Internet HOLDRs, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------